                                 Exhibit (17)(b)

                    Prospectus for Circle Income Shares, Inc.
                             Dated November 20, 1975

                                 900,000 SHARES
                           CIRCLE INCOME SHARES, INC.
                                  COMMON STOCK

                              --------------------

               INVESTMENT ADVISER: AMERICAN FLETCHER NATIONAL BANK
                                AND TRUST COMPANY

                              --------------------

         Circle Income Shares, Inc. (the "Company") is a closed-end, diversified management investment company. The Company's primary investment objective is to seek as high a level of current income as is consistent with prudent investment risk from a diversified portfolio principally of debt securities, with capital appreciation being a secondary investment objective. In seeking its objectives the Company engages in portfolio trading and may borrow funds, lend portfolio securities and acquire privately placed securities. See "Investment Objectives and Policies". American Fletcher National Bank and Trust Company, a subsidiary of American Fletcher Corporation, is the Company's investment adviser. See "American Fletcher National Bank and Trust Company" and "Investment Advisory Contract".

         The Company's Common Stock is traded in the over-the-counter market. On November 19, 1975, the closing bid and asked prices for the Common Stock were $14.50 and $15 respectively, and the net asset value per share was $13.55. See "Net Asset Values and Market Prices of Common Stock".

         The minimum number of Shares which may be purchased is 50. This Prospectus should be retained for future reference.

                                -----------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
         TIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
             THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                             Initial Public Underwriting Proceeds to Offering Price Discount(1) Company(2)
                             --------------     -----------      ----------

Per Share .............          $14.625           $.95            $13.675
Total(3) ..............        $13,162,500       $855,000        $12,307,500

--------

(1) For information concerning indemnification of the Underwriters, see "Plan of Distribution". The Underwriters may receive compensation from the Company in connection with portfolio transactions. See "Portfolio Transactions."

(2) Before deducting expenses estimated at $144,000 payable by the Company.

(3) The Company has agreed to sell up to an additional 90,000 shares to the Underwriters at the greater of $13.675 or net asset value per share to cover overallotments, if any. To the extent that the Under writers purchase such additional shares, the total public offering price, the total underwriting discount and the total proceeds to the Company will be correspondingly increased. See "Plan of Distribution".

                               -------------------

         These shares are offered severally by underwriters as stated herein, subject to receipt and acceptance by them and subject to the right to reject any order in whole or in part.

                  THOMSON & MCKINNON AUCHINCLOSS KOHLMEYER INC.
                THE DATE OF THIS PROSPECTUS IS NOVEMBER 20, 1975.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              SUMMARY INFORMATION

THE OFFERING
       Total Number of Shares Offered .................................900,000
       Minimum Purchase ...............................................50 Shares
       Per Share Information
       Price to Public ................................................$14.625
       Underwriting Discount (including dealer concession of $.75) ....$.95

INVESTMENT ADVISER .........American Fletcher National Bank and Trust Company,
                            a wholly owned subsidiary of American Fletcher Corporation. See "American Fletcher National Bank and Trust Company".

INVESTMENT OBJECTIVES ......The Company's primary objective is to seek as high a level of current income as is consistent with prudent investment risk from a diversified portfolio principally of debt securities, with capital appreciation being a secondary investment objective. See "Investment Objectives and Policies".

INVESTMENT POLICIES ........The Company

                            - will invest at least 75% of its total assets in
                              the four highest ratings (See Appendix A) of straight debt securities, and in certain U. S.
                              and Canadian government securities, obligations of banks, savings and loan institutions and their holding companies, commercial paper, cash and cash equivalents.

                            - may invest up to 25% of its total assets in debt
                              securities not described above, including foreign obligations, securities which may be convertible into or carry warrants to purchase equity interests, preferred stocks and in marketable common stocks not to exceed 10% of total assets.

                            - engages in portfolio trading and, subject to
                              certain limitations, may borrow funds, lend portfolio securities and invest in privately placed securities. See "Investment Objectives and Policies" and "Taxes and Distributions".

INVESTMENT RESTRICTIONS.....Certain fundamental investment restrictions of the
                            Company may be changed only by a vote of a majority of the Company's outstanding shares. See "Investment Restrictions".

ADVISORY FEE
AND EXPENSES................Monthly compensation at an annual rate of approximately 0.5% of the first $50 million of the Company's average weekly net assets. The Adviser's fee is subject to reduction in any year in which annual expenses (including the advisory fee but excluding certain other expenses) exceed .75% of the average weekly net assets of the Company during the year to date. See "Investment Advisory Contract".

DISTRIBUTIONS AND
REINVESTMENT FEATURES.......Net investment income is distributed on a monthly basis, and net realized capital gains, if any, are distributed annually. Stockholders have the option to participate in the Company's Dividend Reinvestment Plan. See "Dividends" and "Dividend Reinvestment Plan".

                           CIRCLE INCOME SHARES, INC.

         Circle Income Shares, Inc. (the "Company"), an Indiana corporation organized on April 19, 1973, is a closed-end, diversified management investment company. Its primary investment objective is to seek as high a level of current income as is consistent with prudent investment risk from a diversified portfolio principally of debt securities, with capital appreciation being a secondary investment objective. In seeking its objectives the Company engages in portfolio trading and may borrow funds, lend portfolio securities and acquire privately placed (restricted) securities. See "Investment Objectives and Policies". The Company's address is Post Office Box 44711, Indianapolis, Indiana 46244, and its telephone number is (317) 632-2656.

         The Company may be a suitable investment medium for investors who wish to participate in a more diversified portfolio of income-producing securities than they might be able to purchase on an individual basis. In many instances, such securities are readily available only in relatively large dollar amounts.

                      PER SHARE INCOME AND CAPITAL CHANGES
                  (FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR)

                                                                                                              FIRST QUARTER
                                                           JULY 3, 1973 TO          JULY 1, 1974 TO               ENDED
                     INCOME AND EXPENSE                  JUNE 30, 1974(1)(2)        JUNE 30, 1975(2)        SEPT. 30, 1975(2)
                     ------------------                  -------------------        ----------------        -----------------

Income...............................................                 $1.31                    $1.35                    $0.33
Operating expense (exclusive of taxes) ..............    $0.10                       $0.10                  $0.02
     State and federal taxes ........................     0.02                        0.02                   0.01
                                                         -----                       -----                  -----
Total operating expense..............................                  0.12                     0.12                     0.03
                                                                     ------                   ------                   ------
Net investment income................................                  1.19                     1.23                     0.30
Dividends from net income............................                  1.18                     1.22                     0.30

                       CAPITAL CHANGES
                       ---------------

Net asset value at beginning of period ..............                $13.64                   $12.79                   $13.83
Net realized and unrealized profits (or losses)
        on securities................................                ($0.79)                   $1.03                   ($0.38)
Distributions from realized capital gains............                ($0.07)                    -0-                      -0-
Net asset value at end of period ....................                $12.79                   $13.83                   $13.45
Ratio of operating expenses to average net assets ...                  0.91%(3)                 0.90%(3)                 0.23%(3)(4)
Ratio of net income to average net assets(5) ........                  8.66%                    9.29%                    2.20%(4)
Number of shares outstanding at end of period .......             1,110,866                 1,128,922                 1,133,494

(1) The Company received the proceeds of its initial public offering on July 3, 1973, and July 25, 1973.

(2) During the periods ended June 30, 1974, June 30, 1975 and September 30, 1975, the Adviser waived $14,208, $11,061 and $6,374, respectively, in advisory fees in excess of the fees required to be waived under the Investment Advisory Contract. Had the Adviser not waived these additional amounts, the Company's operating expenses would have been increased by approximately $.01 per share for each of the periods, and the Company's net investment income and funds available for dividends for each of the periods would have been reduced by $.01 per share. The Company's ratio of operating expenses to average net assets would have been increased to 1.00%, .97% and .27%, respectively, and the Company's ratio of net income to average net assets would have been reduced to 8.56%, 9.22% and 2.15%, respectively, during the periods shown. For information regarding the Adviser's waiver of fees in the future, see "Investment Advisory Contract".

(3) Of these expenses, 0.18%, 0.17% and 0.04%, respectively, represent federal and state taxes.

(4) The ratios are based upon actual amounts during the period and are not annualized.

(5) If the investors' purchase price in the market were higher than the net asset value per share, the yield to the investor would have been lower.

                                    DIVIDENDS

         The following table sets forth the historical dividends paid by the Company on a per share basis for the periods and on the dates shown. Such dividend amounts should not be considered as necessarily indicative of the amount of dividends to be paid in the future.
                                                             DIVIDENDS PAID (OR
                                     DATE PAID               PAYABLE) FROM NET
        PERIOD                    (OR TO BE PAID)           INCOME PER SHARE(1)
        ------                    ---------------           -------------------

1973                           1973
----                           ----
    July 3 to Sept. 28            October 5                          $0.13
    October                       November 2                           .11
    November                      December 7                           .11

                               1974
                               ----
    December                      January 4                            .11

1974
----
    January                       February 1                           .11
    February                      March 1                              .11
    March                         April 5                              .11
    April                         May 3                                .11
    May                           June 7                               .11
    June                          July 8                               .174
    July                          August 2                             .105
    August                        September 6                          .10
    September                     October 4                            .10
    October                       November 1                           .10
    November                      December 6                           .10

                               1975
                               ----
    December                      January 3                            .10

1975
----
    January                       February 7                           .10
    February                      March 7                              .10
    March                         April 4                              .10
    April                         May 2                                .10
    May                           June 6                               .10
    June                          July 7                               .115
    July                          August 1                             .10
    August                        September 5                          .10
    September                     October 3                            .10
    October                       November 7                           .10
    November                      December 5                           .10(2)
----------

(1) In addition to the dividends paid from net income, the Company to date has made only one distribution from realized gains. On July 8, 1974, the Company distributed $.066 per share from realized capital gain. The distribution represented, on a per share basis, $.01 of net long-term capital gain and $.056 of net short-term capital gain. At June 30, 1975, the Company had a net capital loss carryforward of $435,422 ($.39 per share then outstanding). No distributions of future net capital gain on investments, if any, will be made to shareholders until that loss carryforward is offset. See Note 3, "Notes to Financial Statements".

(2) Payment of the dividend declared for the month of November, 1975 (payable on December 5, 1975), is subject to the realization of anticipated earnings.


         The Company has, in monthly amounts, distributed substantially all of its net investment income and, at least annually, substantially all of its net realized short-term and long-term capital gain; the Company intends to continue these distribution policies.

               NET ASSET VALUES AND MARKET PRICES OF COMMON STOCK

         As a closed-end investment company, the Company differs from an open-end investment company in that stockholders do not have the right to have their shares redeemed by the Company and the Company does not continuously offer its shares to the public. Historically, shares of closed-end investment companies have sold at market prices varying from their net asset values, frequently at a discount from, but in some cases at a premium over, their net asset values. The Company's Common Stock was first offered to the public in mid-1973 and is traded in the over-the-counter market and quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ). The Company computes its net asset value as of the close of business on the last day in each week on which the New York Stock Exchange is open. See "Valuation of Portfolio Securities".

         The following table sets forth, for the periods indicated, the high and low per share net asset values, as well as the net asset values at the close of each period (as computed by the Company), the high and low per share bid prices and the average weekly trading volume for all weeks ended within the period (both as reported by the National Quotation Bureau) of the Company's Common
Stock:


                                                                                        AVERAGE
                                           NET ASSET VALUES            BID PRICE         WEEKLY
                                        ----------------------       -------------      TRADING
                 PERIOD                 HIGH     LOW    CLOSE*        HIGH    LOW        VOLUME
                 ------                 ----    -----   ------       ------  -----      --------
1973
----
    July 3 to Sept. 30...............  $14.19  $13.63   $14.19         16    14 5/8       6,716
    Oct. 1 to Dec. 31................   14.30   14.12    14.20       16 1/4  12 3/4      10,727

1974
----
    Jan. 1 to March 31...............   14.31   13.86    13.86         16    14 7/8      10,035
    April 1 to June 30...............   13.82   12.79    12.79         15    14 1/4       6,309
    July 1 to Sept. 30...............   12.80   12.20    12.43       14 1/2  12 3/8       5,626
    Oct. 1 to Dec. 31................   13.31   12.42    13.22         15    11 5/8       5,761

1975
----
    Jan. 1 to March 31...............   13.98   13.26    13.61         15    13 3/4       5,002
    April 1 to June 30...............   13.93   13.37    13.83       14 1/2  13 3/4       3,248
    July 1 to Sept. 30 ..............   13.88   13.45    13.45       14 7/8  13 3/4       4,228

* Represents the net asset values at the close of the periods indicated.

                                 USE OF PROCEEDS

         The net proceeds of this offering, after expenses and underwriting commissions but without the exercise of the overallotment option, are estimated to be $12,163,500. Such proceeds will be invested by the Company in accordance with the policies set forth herein under "Investment Objectives and Policies" and "Investment Restrictions".

                                 CAPITALIZATION

         The capitalization of the Company, as of September 30, 1975, and as adjusted to reflect the issuance of all of the Shares offered hereby, is as follows:

                                      AUTHORIZED   OUTSTANDING   AS ADJUSTED(1)
                                     ------------ ------------- ----------------
Common Stock ($1 par value).........  5,000,000     1,133,494      2,033,494

--------

(1) Does not give effect to the issuance of additional shares, if any, pursuant to the Company's Dividend Reinvestment Plan or the exercise of the overallotment option. See "Dividend Reinvestment Plan" and "Plan of Distribution".


                AMERICAN FLETCHER NATIONAL BANK AND TRUST COMPANY

         American Fletcher National Bank and Trust Company (the "Adviser") is engaged in the general commercial banking and trust business. The Adviser is a wholly owned subsidiary of American Fletcher Corporation, a registered bank holding company formed in 1968. At December 31, 1974, the Adviser and its subsidiaries had total assets of approximately $2.145 billion and the Adviser had deposits of $1.528 billion. According to the American Banker, July 31, 1975, the Adviser was the largest commercial bank in Indiana and the 56th largest in the United States measured by deposits shown by the American Banker to be approximately $1.418 billion as of June 30, 1975. Its address is 101 Monument Circle, Indianapolis, Indiana 46277.

         The Adviser's Trust and Asset Management Group has the responsibility for portfolio management of the Company's investments, The Trust and Asset Management Group has in recent years managed commingled trust funds and, at August 31, 1975, had 13 such funds under management. Fixed income commingled trust funds managed by the Trust and Asset Management Group totaled five at August 31, 1975, with a combined market value approximating $125 million. Activities of the Trust and Asset Management Group includes portfolio management, research, trading, economic analysis and administration.

                       INVESTMENT OBJECTIVES AND POLICIES

         The primary investment objective of the Company is to provide as high a level of current income as is consistent with prudent investment risk through investment principally in debt securities. Capital appreciation is a secondary investment objective. There can be no assurance that the Company will attain its investment objectives.

         The Company's investment policies are as follows:

         1. At least 75% of the value of the Company's total assets will be invested in the following:

            (a) Straight debt securities which at the time of purchase have a rating within the four highest grades as determined by Moody's Investors Service, Inc. (Aaa, Aa, A or Baa*) or Standard & Poor's Corporation (AAA, AA, A or BBB*);

            (b) Securities issued or guaranteed by the United States Government or its agencies or instrumentalities;

            (c) Securities (payable in U. S. dollars) of, or guaranteed by, the
                Government of Canada or of a Province of Canada or any instrumentality or political subdivision thereof;

---------

* See Appendix A to this Prospectus for a description of these ratings for corporate bonds.

            (d) Obligations of, or guaranteed by, U. S. banks, savings and loan institutions and their holding companies, which obligations, although not rated as a matter of policy by either Moody's Investors Service, Inc., or Standard & Poor's Corporation, are considered by the Adviser to have investment quality comparable to securities which may be purchased under subparagraph (a) above;

            (e) Commercial paper, or its equivalent, considered by the Adviser to be of investment quality comparable to securities which may be purchased under subparagraph (a) above; and

            (f) Cash and cash equivalents.

         2. Not more than 25% of the value of the Company's total assets may be invested in the following types of securities:

           (a) Straight debt securities not included in subparagraphs 1(a) through 1(e) above and preferred stocks;

           (b) Securities which are convertible into or exchangeable for, or carry warrants or other rights to purchase, common stock or other equity interests;

           (c) Obligations of foreign governments (not included in subparagraph 1(c) above) or foreign corporations, provided that such obligations are traded in the United States either on a national securities exchange or in the over-the-counter market; and

           (d) Marketable common stocks, not to exceed 10% of total assets, which the Adviser considers to be of high quality and likely to yield a relatively high rate of current income in relation to cost.

         The foregoing percentage limitations will apply at the time of purchase of securities. Neither a subsequent change in the value of the Company's total assets nor a subsequent change in the rating of any portfolio security will constitute a violation of the foregoing percentage limitations or necessarily result in the sale of any securities. The Company may exercise any conversion or exchange rights or exercise warrants or other similar rights (but no further purchases may be made) without regard to the foregoing limitations. Securities acquired upon conversion or exchange or upon exercise of warrants or other rights, or warrants or other rights remaining after the breakup of units or detachments of warrants, may be retained. However, the Company will not retain more than 20% of the value of its total assets in non-income producing securities.

         The Company will not acquire securities issued by the principal employer of any person serving as an officer or director of the Company at the time of the acquisition or any parent or subsidiary of any such employer.

         The Company will not invest more than 10% of its total assets in real estate investment trusts nor in other investment companies.

         In making investments within the above policies, not more than 20% of the value of the Company's total assets may be invested in debt securities or preferred stocks acquired through private placement transactions (restricted securities). Certain restricted securities may include equity features similar to those enumerated in subparagraph 2(b) above. See "Investment Restrictions".

         Interest rates vary from time to time due to general economic and market conditions and many other factors and there can be no assurance that the interest rates for the periods during which the Company has been in business are indicative of rates which may prevail in the future. Accordingly, there can be no assurance that the Company will continue to achieve a yield on its investments equal to that achieved to date. See "Per Share Income and Capital Changes" and "Dividends". The market value of debt securities and preferred stocks which carry no equity participation usually reflect current interest rates and yields generally available on securities of similar quality and type. Consequently, any debt security or preferred stock may trade above or below its stated principal amount. When interest rates decline, the market value of a portfolio already invested at higher yields can be expected to rise, if such securities are protected against early call. Similarly, when interest rates increase, the market value of a portfolio already invested at lower yields can be expected to decline. See "Financial Statements-Portfolios of Investments".

         Some period may elapse before all the proceeds of the sale of the Shares of the Company's Common Stock offered hereby are completely invested and during such period part of such proceeds may be held in cash or cash equivalents, or invested in short-term obligations of the United States Government or its agencies or in commercial paper.

Thereafter, the relative size of the Company's investments in any grade or type of securities will vary from time to time depending upon a number of factors including yields, market conditions and economic outlook.


PORTFOLIO TRADING

     The Company engages in the technique of portfolio trading rather than holding its entire debt portfolio to maturity. Such trading may involve the selling of securities held for a short time, ranging from several months to less than a day. Trading is used by the Company primarily in anticipation of or response to market developments or to take advantage of yield disparities. Examples of circumstances in which the Company intends to employ trading are:

           (a) In anticipation of a rise in interest rates, the Company may shorten the average maturity of its portfolio so as to minimize depreciation of principal;

           (b) In anticipation of a decline in interest rates, the Company may lengthen the average maturity of its portfolio so as to maximize appreciation of principal;

           (c) When market prices create disparities in investment values among securities trading at differing levels of premiums or discounts, the Company may change the average coupon of the portfolio debt securities;

           (d) When disparities arise in the relative values of securities of differing types or quality, the Company may sell one type or quality (e.g., industrial or AA) and purchase another (e.g., utility or A);

           (e) When disparities arise in the relative values of securities of comparable quality due to market factors, the Company may sell one and purchase another; and

           (f) When disparities arise in the relative values of different classes of fixed income securities (e.g., bonds and preferred stocks) the Company may sell one and purchase another.

         These trading strategies may cause increases or decreases in the Company's current income available for distribution to stockholders and in the Company's holdings of debt securities which sell at premiums or discounts from face value. Stockholders will be taxed at ordinary income tax rates on distributions representing gains on securities held less than six months. See "Taxes and Distributions".

         The Company will engage in trading if it believes the transactions, net of costs (including commissions, if any), will result in improving the income or appreciation potential of its portfolio. Whether any improvement will be realized by trading will depend upon the ability of the Company to evaluate particular securities and anticipate relevant market factors, including interest rate trends and variations from such trends. Trading such as that contemplated by the Company places a premium upon the ability of the Company to obtain relevant information, evaluate it promptly, and take advantage of its evaluations by completing transactions on a favorable basis. If the Company's expectations of changes in interest rates or prices or its evaluation of the normal relationship between prices of two securities proves to be incorrect, the Company's income and capital gain will be reduced and its potential loss will be increased. Moreover, trading can result in greater costs of operation and brokerage expenses than is the case with other investment companies. Accordingly, an investment in shares of the Company may be more speculative than an investment in shares of an investment company which does not engage in portfolio trading.

         Since the receipt of the proceeds of its initial public offering, the Company's annual portfolio turnover rate has been 37.89% (for the fiscal year ended June 30, 1974), and 53.22% (for the fiscal year ended June 30, 1975). Computation of the portfolio turnover rate excludes securities having a maturity of one year or less and obligations of, or guaranteed as to principal and interest by, the U.S. Government or its agencies or instrumentalities. Because a substantial portion of the Company's portfolio has been invested in such obligations (and therefore excluded from the computation), the Company's portfolio turnover rate has been significantly less than the maximum of 200% estimated by the Company in 1973. A 200% portfolio turnover rate would occur if the value of the lesser of purchases or sales of portfolio securities for a particular year were two times the average monthly value of the portfolio securities owned during such year. While the future rate of portfolio turnover will be dependent upon market and other conditions and will not be a limiting factor when changes are deemed appropriate, the Company anticipates that its annual portfolio turnover rate, calculated as set forth above, will range from 50% to 100% so long as the Company continues to have a substantial portion of its portfolio invested in securities excluded from the computation. If the portion of its portfolio invested in U.S. Government and short-term obligations declines significantly, the Company's annual portfolio turnover rate may range from 150% to 200%. See "Financial Statements - Portfolios of Investments".

         The Company intends to continue qualifying as a regulated investment company under the Internal Revenue Code and, therefore, will be required to limit its short-term trading so that less than 30% of the Company's gross income (including all dividend and interest income and gross realized capital gains, both short and long-term, without offset for realized capital losses) will be derived from the gross gains realized on the sale or other disposition of securities held for less than three months. This limitation may prevent the Company from realizing capital gains on certain securities held for less than three months. See "Taxes and Distributions".

LEVERAGE AND BORROWING

         The Company may borrow funds to purchase securities, provided that the aggregate amount of such borrowings may not exceed 25% of the Company's net assets immediately after such borrowings and that all the applicable requirements of the Investment Company Act of 1940 are met. This Act provides that immediately after the issuance of senior securities representing indebtedness such securities must have an asset coverage of at least 300%. Such borrowings would be made from banks or others. Loans may be demand loans, which could be called at a time when it might be disadvantageous for the Company to sell securities in order to repay the loan. A similar condition would exist in the case of other borrowings to the extent that the Company should be unable to renew or refund such borrowings at maturity.

         The Company to date has not borrowed funds to purchase securities, although the Company has incurred payables in connection with security transactions. See Note 2, "Notes to Financial Statements". The extent to which the Company borrows in the future will depend upon the availability of funds, as well as the cost of borrowing as compared with the possible benefit the Company expects to achieve therefrom. If the Company effects borrowings to make additional investments, any income derived from the additional funds, in excess of the interest which the Company will have to pay thereon, will cause the Company's net income to rise more rapidly than if borrowings were not used. Conversely, if the income from the securities purchased with the borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Company will decline more rapidly than if borrowings were not used. Current official interpretations of regulations of the Board of Governors of the Federal Reserve System prohibit the Company from borrowing from American Fletcher Corporation or any of its subsidiaries, including the Adviser, so long as the Company's investment adviser is the Adviser or American Fletcher Corporation or any other subsidiary of American Fletcher Corporation. Subject to such limitations as may be specified in applicable margin regulations of the Board of Governors of the Federal Reserve System, amounts borrowed to purchase securities may be secured by a pledge or mortgage of the Company's assets provided that as a result not more than 15% of the market value of the Company's total assets would be subject in the aggregate to such pledges and mortgages. Under the Investment Company Act of 1940, the Company may not have secured and unsecured borrowings outstanding at the same time.

LENDING PORTFOLIO SECURITIES

         The Company may lend its portfolio securities, principally to broker-dealers, although the Board of Directors of the Company has not yet formulated specific plans to implement this investment policy. Such loans would be secured by permitted collateral continuously maintained at a value at least equal to the market value of the securities loaned. Under published interpretations of the staff of the Securities and Exchange Commission, cash or marketable securities issued or guaranteed by the U.S. Government or its agencies are permitted as collateral. In the event such interpretations are subsequently changed to allow the Company to accept other collateral, the Company may do so. The Company would continue to receive interest or dividends, as well as any appreciation or depreciation, on the securities loaned and would, at the same time, earn interest or fees on the loans and/or interest on the collateral or on the investment of the collateral. Any specific plans developed by the Board will comply with applicable regulatory requirements relating to such loans, including requiring securities loaned to be returned to the Company at any time on not more than five days' notice to the borrower. The staff of the Securities and Exchange Commission has stated that it does not object to permitting the voting rights or rights to consent attendant to securities loaned to pass to the borrower, although it requires that adequate provisions be made so that the securities may be voted by the lender if a material event affecting the investment is to occur. The staff has also ex pressed its view that no investment company should have on loan at any given time securities representing more than one-third of its total asset value. The Company can pay reasonable fees to its custodian in connection with these loans provided the fees are negotiated, reduced to a contract and approved by the Company's directors. Because there exists at least a possibility of some loss in connection with loans of portfolio securities in the event of the borrower's insolvency, such loans will be made only to broker-dealers or others deemed by management of the Company to be of good standing. It is not intended that amounts earned on such loans will exceed 10% of the Company's annual gross income, without offset for realized capital losses, unless counsel for the Company determines that such amounts are qualifying income under federal income tax provisions applicable to regulated investment companies. Under these provisions, at least 90% of annual gross income, without offset for realized capital losses, must be derived from interest, dividends and gains from the sale or other disposition of stock or securities. See "Taxes and Distributions".

         The Board of Directors has adopted and may from time to time change the above described investment objectives and policies of the Company except that the restrictions described below under "Investment Restrictions" may be changed only with the approval of a majority of the outstanding voting securities of the Company.

                             INVESTMENT RESTRICTIONS

         The following investment restrictions are deemed fundamental policies and may be changed only by the vote of a "majority" of the Company's outstanding voting securities, which as used in this Prospectus means the lesser of (1) 67% of the Company's outstanding voting securities present at a meeting of the holders if more than 50% of the outstanding voting securities are present in person or by proxy or (2) more than 50% of the Company's outstanding voting securities.

THE COMPANY WILL NOT:

                  (1) Issue any senior securities (as defined in the Investment Company Act of 1940), except for securities representing indebtedness not prohibited by item (2) below.

                  (2) Borrow money or issue securities representing indebtedness, except as described under "Investment Objectives and Policies-Leverage and Borrowing", in excess of 5% of its total assets (taken at the lesser of cost or market value) and then only as a temporary measure for extraordinary or emergency purposes.

                  (3) Purchase securities on margin (but the Company may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

                  (4) Make short sales of securities, except for short sales "against the box", and then only if not more than 10% of the Company's net assets (taken at market value) is held as collateral for such sales at any one time. While a short sale is made by selling a security the Company does not own, a short sale is "against the box" to the extent that the Company contemporaneously owns or has the right to obtain securities identical to those sold short at no added cost.

                  (5) Mortgage, pledge or hypothecate its assets except to secure indebtedness not prohibited by item (2) above, and then not in excess of 15% of the market value of the Company's total assets.

                  (6) Invest more than 5% of the value of its total assets at market value in the securities of companies which (together with predecessors) have a record of less than three years continuous operation.

                  (7) Act as an underwriter, except to the extent that, in connection with the disposition of certain portfolio securities, the Company may be deemed to be an underwriter for purposes of certain securities laws.

                  (8) Purchase or sell real estate or interests in real estate, except that the Company may sell real estate otherwise acquired (for example, by a liquidation distribution) and may invest in securities secured by real estate or interests therein, or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

                  (9) Make loans, except through the purchase of debt securities and the lending of its portfolio securities in accordance with, and to the extent permitted by, the Company's investment objectives and policies.

                  (10) Invest in companies for the purpose of exercising control or management.

                  (11) Participate on a joint, or a joint and several, basis in any securities trading account. The "bunching" of orders for the sale or purchase of portfolio securities with other accounts under the management of its investment adviser or any of its affiliates to reduce brokerage commissions or to average prices among them is not considered participating in a securities trading account.

                  (12) Purchase or retain the securities of any issuer if to the Company's knowledge those officers and directors of the Company or its investment adviser owning individually more than 1/2 of 1% of the outstanding securities of that issuer together own beneficially more than 5% of such securities.

                  (13) Invest in commodities or commodity contracts, or write or purchase puts, calls, or combinations of both, except that the Company may acquire warrants or other rights to subscribe to securities of companies issuing such warrants or rights, or of parents or subsidiaries of such companies, if acquired as part of a unit with or attached to other securities.

                  (14) Purchase any security restricted as to disposition under federal securities laws or otherwise not readily marketable if as a result thereof more than 20% of its total assets (taken at market value) would be invested in such securities; provided that the Company may exercise any conversion rights or exercise warrants or other rights without regard to such limitation.

                  (15) Purchase the securities of any other investment company, except in connection with a merger, consolidation, acquisition of assets or other reorganization.

                  (16) Concentrate its investments in any one industry. The Company may invest up to 25% of its assets, at market value, in securities issued by companies principally engaged in any one industry. Neither all utility companies, as a group, nor all finance companies, as a group, will be considered a single industry for purposes of this limitation.

                  (17) Purchase the securities of a particular issuer if such purchase would (a) cause more than 5% of the value of the total assets of the Company to be invested in the securities of such issuer (except for cash items and securities of the U. S. Government or its instrumentalities), or (b) result in more than 10% of the outstanding voting securities of such issuer being held by the Company.

                  (18) Purchase or sell interests in oil, gas or other mineral exploration or development programs. However, this policy will not prohibit the acquisition of securities of publicly held companies engaged in the production or transmission of oil, gas or other minerals.

                  (19) Purchase or retain securities of American Fletcher Corporation, any corporation 50% or more of the voting securities of which are owned directly or indirectly by American Fletcher Corporation, or any investment company (excluding the Company) or any real estate investment trust managed or advised by American Fletcher Corporation or any such corporation.

         If a percentage restriction on investment or utilization of assets set forth above is adhered to at the time an investment is made, a later change in percentage resulting from changing values will not be considered a violation. Value or market value limitations or requirements described above or under "Investment Objectives and Policies" shall be determined in the manner described under "Valuation of Portfolio Securities".

         As set forth in item (14) above, up to 20% of the Company's total assets may consist of restricted securities. Restricted securities are not readily marketable and ordinarily can be sold by the Company only in privately negotiated transactions to a limited number of purchasers or in public offerings made pursuant to an effective registration statement under the Securities Act of 1933. Private or public sales of such securities by the Company may involve significant delays and expense. Private sales require negotiations with one or more purchasers and may produce less favorable prices than the sale of comparable unrestricted securities. Public sales generally involve the time and expense of preparing and processing a registration statement under the Securities Act of 1933 and may involve the payment of underwriting commissions; accordingly, the proceeds may be less than the proceeds from the sale of securities of the same class which are freely marketable. See "Valuation of Portfolio Securities".

                          INVESTMENT ADVISORY CONTRACT

         The Company and the Adviser have entered into an Investment Advisory Contract (the "Investment Advisory Contract") dated June 18, 1973, under which the Adviser provides investment management and advisory services to the Company. The Adviser advises the Company on the composition of its investment portfolio, bears the cost of research, statistical analysis and continuous supervision of the portfolio and recommends which securities are bought or sold and in what amounts. In addition to providing management and investment advisory services, the Adviser is required to keep the books and financial records of the Company and to furnish the services of individuals to perform executive, administrative and clerical services. The Adviser is required to compensate all personnel, officers and directors of the Company who are officers, directors or employees of the Adviser or any of its affiliates and to bear the administrative expenses of the Company's Dividend Reinvestment Plan.

         Expenses in connection with the offering covered by this Prospectus will be borne by the Company. Such expenses will include the expenses of the registration and qualification of the Company's shares under the Securities Act of 1933 and the securities laws of various states; legal, auditing, custodian's, transfer agent's and registrar's fees; the costs of printing stock certificates, the registration statement, preliminary and final prospectuses; prospectus distribution costs; Blue Sky memoranda and surveys; and any fees payable to the National Association of Securities Dealers, Inc.

         Other than the expenses specifically assumed by the Adviser under the Investment Advisory Contract, all expenses incurred in the operation of the Company will be borne by the Company, including brokerage commissions on portfolio transactions; salaries, fees and expenses of officers, directors and employees who are not officers, directors or employees of the Adviser or any of its affiliates; taxes; transfer agent's, registrar's, dividend disbursing agent's and custodian's fees; auditing and legal fees; costs of information obtained from sources other than the Adviser or any of its affiliates relating to the valuation of portfolio securities; costs and expenses incident to any additional public offering of shares of the Company; certain extraordinary expenses; and the costs and expenses, including postage, of stockholder reports and proxy materials.

         Under the Investment Advisory Contract and subject to the limitations set forth below, the Adviser is entitled to receive a monthly fee which on an annual basis would amount to approximately .5% of the first $50 million of the Company's average weekly net assets and .4% of the Company's average weekly net assets in excess of $50 million. The fee is computed on a weekly basis and is payable monthly. There is no additional advisory fee based on portfolio income. During the fiscal years ended June 30, 1974, and June 30, 1975, advisory fees paid to the Adviser by the Company amounted to $49,034 and $46,320, respectively. See "Valuation of Portfolio Securities" for information regarding the methods of computing the Company's net assets.

         The Investment Advisory Contract provides that if at any fee payment date expenses (including the advisory fee but excluding interest, taxes, the expenses of this and any future offerings, brokerage fees and, where permitted, extraordinary expenses) borne by the Company in the fiscal year to date exceed three-quarters of one percent (.75%) of the average weekly net assets of the Company during such year to date, the Adviser will waive further advisory fees during such year to the extent of such excess. Although not required under the terms of the Investment Advisory Contract, the Adviser has interpreted this limitation and calculated its advisory fee so as to waive fees to the extent necessary to limit the Company's annual expenses (including the advisory fee but excluding interest, taxes, the expenses of this and any future offering, brokerage fees and, where permitted, extraordinary expenses) to .75% of the average weekly net assets of the Company during such year. Accordingly, during the fiscal years ended June 30, 1974 and 1975, and the first quarter ended September 30, 1975, an aggregate of $27,895, $25,543 and $6,374 respectively, in advisory fees were waived by the Adviser. Of such amounts, $14,208, $11,061 and $6,374, respectively, were waived by the Adviser in addition to the amounts, if any, required to be waived under the Investment Advisory Contract. Had the Adviser not waived these additional amounts, the Company's operating expenses would have been increased by approximately $.01 per share for each of the periods, and the Company's net investment income and funds available for dividends for each of the periods would have been reduced by $.01 per share. The Company's ratio of operating expenses to average net assets would have been increased to 1.00%,
 .97% and .27%, respectively, and the Company's ratio of net income to average net assets would have been reduced to 8.56%, 9.22% and 2.15%, respectively, during the periods shown. The Company has been informed by the Adviser that the Adviser intends to continue to interpret the Investment Advisory Contract and to calculate its advisory fee to so limit the Company's annual expenses, and if deemed necessary or advisable by the Company, to agree to amend the terms of the Investment Advisory Contract accordingly. See "Per Share Income and Capital Changes".

         The Investment Advisory Contract also provides that the Adviser shall reimburse the Company to the extent that the above-described expenses exceed the lesser of (a) 1 1/2% of the first $30,000,000 of average weekly net assets for the fiscal year plus 1% of such average in excess of $30,000,000 or (b) 25% of the Company's gross income for such year (including gains from the sale of securities, without offset for losses on sales of other securities).

         Under the Investment Advisory Contract, the Adviser is obligated to advise with respect to the Company's portfolio with the same skill and care with which it administers its other fiduciary accounts and to conform to applicable laws and regulations, including the regulations and rulings of the Comptroller of the Currency of the United States relating to fiduciary powers of national banks. These regulations provide, in general, that assets managed by a national bank as fiduciary shall not be invested in stock or obligations of, or property acquired from, the Adviser, any of its affiliates or their directors, officers or employees or other individuals with whom there exists such a connection, or organizations in which there exists such an interest, as might affect the exercise of the best judgment of the Adviser, They further provide that fiduciary assets shall not be sold or transferred, by loan or otherwise, to the Adviser or persons connected with the Adviser as described above. In addition, the Investment Advisory Contract states that the Adviser will not invest other fiduciary accounts in the Company's shares, make loans for the purpose of purchasing or carrying shares of the Company, or make loans to the Company. The Investment Advisory Contract also provides that the Adviser will maintain and continue its policy and practice of conducting the business of its Trust and Asset Management Group independently of its commercial banking group. Therefore, the investment decisions of the Trust and Asset Management Group are made without consideration of customer relationships with the commercial banking group and information is not sought or obtained from the commercial banking group regarding any issuer of securities. The Company does not acquire securities from or sell securities to accounts managed by the Trust and Asset Management Group.

         On June 8, 1973, the Investment Advisory Contract was first approved by the Board of Directors of the Company, including a majority of the directors who were not parties to, or "interested persons" (as defined in the Investment Company Act of 1940) of either party to, the Investment Advisory Contract. The Investment Advisory Contract was last approved by the shareholders of the Company on November 16, 1973, and has been reapproved annually by the Board of Directors.

         The Investment Advisory Contract will continue in effect from year to year if such continuance is approved at least annually by the Board of Directors of the Company or by a favorable vote of the holders of a majority of the outstanding voting securities of the Company and, in either event, by the vote cast in person by a majority of the directors who are not parties to, or "interested persons" (as defined in the Investment Company Act of 1940) of either party to, the Investment Advisory Contract at a meeting called for the purpose of voting on such approval. The Investment Advisory Contract may be terminated by the Board of Directors of the Company or by a vote of the holders of a majority of the outstanding voting securities of the Company, in each instance without the payment of any penalty, on 60 days' notice. It shall automatically terminate upon any assignment. The Adviser may terminate the Investment Advisory Contract on 90 days' written notice.

         With respect to the capacity of American Fletcher National Bank and Trust Company to act as investment adviser to the Company, in May, 1971, the United States Supreme Court in Investment Co. Institute v. Camp, 401 U.S. 617, held that the Glass-Steagall Act prohibits a national bank from operating a fund for the collective investment of managing bank agency accounts. The fund, which was the subject of the litigation, was operated by a national bank and was registered as an open-end investment company. Participations in the fund were offered by such national bank to its customers on a continuous basis. Subsequent to that decision, the Board of Governors of the Federal Reserve System amended Regulation Y to authorize a bank holding company to act as investment adviser to a registered investment company, subject to a number of terms and conditions. At the time of the amendment to Regulation Y, and subsequently in denying a petition of the Investment Company Institute to reconsider and rescind the amendment, the Board expressed its opinion that, without violation of the Glass-Steagall Act and consistent with the Camp decision, a bank holding company or any banking or non-banking subsidiary may act as investment adviser to a registered closed-end investment company, such as the Company. The Company and the Adviser have been advised by Baker & Daniels that the Adviser may act as investment adviser to the Company, as contemplated by the Investment Advisory Contract and this Prospectus, without violation of the Glass-Steagall Act or other banking laws or regulations. However, such counsel has pointed out that neither the validity of the amendment to Regulation Y nor the question of whether a bank may lawfully advise a registered closed-end investment company under the Glass-Steagall Act has been adjudicated by any court, and that there is pending in the United States Court of Appeals for the District of Columbia an action which raises or might raise those questions. That action was brought by the Investment Company Institute against the Board of Governors of the Federal Reserve System and seeks to set aside the amendment to Regulation Y on the ground that the amendment authorizes activities that violate the Glass-Steagall Act. Baker & Daniels has advised the Company and the Adviser that it is possible that such pending case may result in a decision that the amendment to Regulation Y is invalid or that a bank's acting as an investment adviser may violate the Glass-Steagall Act. Such counsel has pointed out that in that event, or in the event of future changes in either Federal or state statutes and regulations relating to the permissible activities of bank holding companies, banks, trust companies or their affiliates, or further judicial or administrative decisions and interpretations of present and future statutes and regulations, the Adviser could be prevented from continuing to act as investment adviser to the Company.

         If the Adviser were prohibited from acting as investment adviser to the Company, it is expected that the Board of Directors of the Company would recommend to the stockholders of the Company that they approve the Company's entering into a new investment advisory agreement with another qualified adviser selected by the Board.

                                   MANAGEMENT

         The directors and officers of the Company are shown below, together with information as to their principal business occupations during the past five years:

                                                                     CURRENT PRINCIPAL BUSINESS
                                                                           AFFILIATION AND
                                      POSITIONS AND OFFICES            PRINCIPAL OCCUPATIONS
        NAME AND ADDRESS                  WITH COMPANY                DURING THE PAST FIVE YEARS
--------------------------------    --------------------------     --------------------------------

DAVID W. COLE.................      Director                       Ohio State University, Chairman of the
Ohio State University                                                 Faculty of Finance since 1972,
1775 South College Road                                               Professor of Finance since 1970
Columbus, Ohio 43210






                                                                     CURRENT PRINCIPAL BUSINESS
                                                                           AFFILIATION AND
                                      POSITIONS AND OFFICES            PRINCIPAL OCCUPATIONS
        NAME AND ADDRESS                  WITH COMPANY                DURING THE PAST FIVE YEARS
--------------------------------    --------------------------     --------------------------------

DAVID K. EASLICK................    Director                       Michigan Bell Telephone Company,
Michigan Bell Telephone Company                                      President since July, 1973;
444 Michigan Avenue                                                  American Telephone & Telegraph
Detroit, Michigan 48226                                              Company, Vice President from
   `                                                                 1972 to July, 1973; Indiana
                                                                     Bell Telephone Company, Inc.,
                                                                     President from 1970 to 1972

DONALD H. SAUER.................    Director                       Indiana University, Professor of
Indiana University                                                   Finance since 1959; on leave
Bloomington, Indiana 47401                                           serving as Director, Indiana
                                                                     Department of Financial
                                                                     Institutions from 1965 to 1970

RUSSELL E. WESTFALL.............    Director                       Eli Lilly and Company, Executive
Eli Lilly and Company                                                Director of Corporate Investments
P. O. Box 618                                                        since July, 1974, Treasurer from
Indianapolis, Indiana  46204                                         1970 until July, 1974; Eli Lilly
                                                                     International Corporation, Group
                                                                     Vice President and Treasurer prior
                                                                     thereto

JAMES D. KECKLEY*...............    President and Director         American Fletcher Corporation,
American Fletcher Corporation                                        Executive Vice President since
101 Monument Circle                                                  April, 1975, Vice President from
Indianapolis, Indiana  46277                                         1973 to April, 1975; American
                                                                     Fletcher National Bank and Trust
                                                                     Company, Executive Vice President
                                                                     since 1972, Senior Vice President
                                                                     from 1969 to 1972

LARRY K. PITTS..................    Executive Vice President       American Fletcher National Bank and
American Fletcher National Bank     (Chief Executive Officer)        Trust Company, Senior Vice President
and Trust Company                                                    and Chief Trust Officer since 1972,
101 Monument Circle                                                  Vice President and Investment
Indianapolis, Indiana  46277                                         Officer (Manager, Trust Assets
                                                                     Division) from  1970 to 1972

WILLIAM R. FRY..................    Senior Vice President          American Fletcher National Bank and
American Fletcher National Bank                                      Trust Company, Vice President and
and Trust Company                                                    Senior Investment Officer (Manager,
101 Monument Circle                                                  Trust Assets Division) since 1974,
Indianapolis, Indiana  46277                                         Vice President and Investment
                                                                     Officer from 1973 to 1974, Manager
                                                                     of Pension  and Institutional
                                                                     Account Management Sections from
                                                                     1970 to 1972


                                                                     CURRENT PRINCIPAL BUSINESS
                                                                           AFFILIATION AND
                                      POSITIONS AND OFFICES            PRINCIPAL OCCUPATIONS
        NAME AND ADDRESS                  WITH COMPANY                DURING THE PAST FIVE YEARS
--------------------------------    --------------------------     --------------------------------

E. LYNN PLASTER.................    Vice President                 American Fletcher National Bank
American Fletcher National Bank                                      Company, Vice President and Trust
and Trust Company                                                    Officer since December, 1972,
101 Monument Circle                                                  Vice President and Investment
Indianapolis, Indiana  46277                                         Officer from December, 1971 to
                                                                     December, 1972, Assistant Vice
                                                                     President and Trust Officer
                                                                     from February, 1970 to December,
                                                                     1971

LEIF E. NULSEN..................    Vice President (Principal      American Fletcher National Bank
American Fletcher National Bank     Financial and Accounting         and Trust Company, Vice President
and Trust Company                   Officer)                         and Investment Officer since
101 Monument Circle                                                  June, 1974, Assistant Vice
Indianapolis, Indiana  46277                                         President and Investment Officer
                                                                     from July, 1973 to May, 1974,
                                                                     Investment Officer from January,
                                                                     1973 to June, 1973, Account
                                                                     Manager from 1971 to 1972;
                                                                     Thomson & McKinnon Auchincloss
                                                                     Kohlmeyer Inc., from 1968 to
                                                                     1971

THOMAS A. JENKINS...............    Secretary                      American Fletcher National Bank
American Fletcher National Bank                                      and Trust Company, Vice President
and Trust Company                                                    and Trust Counsel since June, 1974,
101 Monument Circle                                                  Assistant Vice President and
Indianapolis, Indiana  46277                                         Trust Officer from 1972 to June,
                                                                     1974, Trust Officer from 1970 to
                                                                     1972

VICKIE S. HAYES.................    Treasurer and Assistant        American Fletcher National Bank
American Fletcher National Bank     Secretary                        and Trust Company, Accounting
and Trust Company                                                    Supervisor since July, 1974,
101 Monument Circle                                                  Administrative Secretary from
Indianapolis, Indiana  46277                                         July, 1973 to July, 1974;
                                                                     Indiana University, Office of
                                                                     Records and Admissions, Employee
                                                                     from August, 1972 to July, 1973;
                                                                     Purdue University 1969 to August,
                                                                     1972, Student

---------

* Because of his affiliation with the Adviser, Mr. Keckley is a director who is an "interested person" of the Company as defined in the Investment Company Act of 1940.

         The following table sets forth the aggregate direct remuneration paid during the Company's last fiscal year to all directors of the Company as a group. The Company pays no salaries or compensation to any of its directors who are officers, directors or employees of American Fletcher Corporation, the Adviser or any of their affiliates or to any of its officers, all of whom are officers or employees of American Fletcher Corporation or the Adviser.

                               CAPACITY IN WHICH
                                 REMUNERATION           AGGREGATE DIRECT
      IDENTITY OF GROUP            RECEIVED               REMUNERATION
   -----------------------    --------------------     -------------------
    Directors (4 persons)          Director                $10,000.00


         At September 30, 1975, the only shares of the Company's Common Stock owned beneficially by any director or officer of the Company were as follows:
David W. Cole, 15; David K. Easlick, 128; Donald H. Sauer, 15; Russell E. Westfall, 16; and James D. Keckley, 17.

         Under the Investment Company Act of 1940, directors of an investment company may under certain circumstances be held to be "interested persons" of the company as a result of material business or other relationships with its investment adviser. Certain directors and officers of the Company and associates of such directors were customers of, and had transactions with, the Adviser in the ordinary course of its business during the last three years. Additional transactions may be expected to take place in the future. All outstanding loans and commitments to directors and their associate's were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. However, the director and those officers who are employees of the Adviser receive favorable interest rates consistent with the Adviser's employment policies.

                             TAXES AND DISTRIBUTIONS

         Since its initial public offering in 1973, the Company has qualified for and elected the tax treatment applicable to regulated investment companies under the Internal Revenue Code. The Company distributes, at least annually, substantially all of its net investment income and substantially all of its net realized short-term and long-term capital gains. By continuing to do so, it will not be subject to federal income taxes on income and realized capital gains that are distributed. Qualification for federal income tax purposes as a regulated investment company does not involve governmental supervision of management or investment practices or policies.

         Because the Company makes monthly dividend distributions of substantially all of its net investment income, the dividend disbursing fees payable by the Company are substantially higher than if dividend distributions were made quarterly. Distributions of net realized short and long-term capital gains, if any, will be made annually. See "Dividends".

FEDERAL INCOME TAX STATUS OF DISTRIBUTIONS

         The following discussion is applicable to distributions received by stockholders, whether in cash or reinvested in shares of the Company as described under "Dividend Reinvestment Plan".

         Distributions of net investment income and net short-term capital gains are treated by stockholders as ordinary income for federal income tax purposes. Because substantially all of the Company's income is expected to continue to be from interest rather than dividends, only a small part of its distributions to stockholders is expected to qualify for the $100 dividends-received exclusion for individuals or the 85% dividends-received deduction for corporations. Distributions of any long-term capital gains will be taxable to stockholders as long-term capital gains when received, regardless of the period of time shares of the Company have been held. Long-term capital gains distributed by the Company to its stockholders (like long-term capital gains generally) must be taken into account by such stockholders for the purpose of determining their liability, if any, for the 10% minimum tax on tax preferences imposed by the Tax Reform Act of 1969.

         The foregoing discussion relates only to federal income taxes on dividends and distributions by the Company. The Company will report the federal income tax status of distributions to stockholders.

         In determining net investment income available for distribution, the Company employs the accrual accounting method. The Company does not generally amortize premiums or discounts resulting from the purchase of debt securities, except where the Company is required to do so for federal income tax purposes or to comply with generally accepted accounting principles. Gains or losses resulting from unamortized discounts or premiums are generally treated as gains or losses when realized.

STATE TAX STATUS

         The Company's Common Stock and portfolio securities owned by the Company are exempt from the Indiana intangibles tax. The Company is subject to the Indiana gross income tax, currently imposed at the rate of 1.7% of the Company's gross income after certain exemptions, which rate will be reduced to 1.6% for calendar year 1976. Investors are urged to consult their own counsel regarding state and local taxes applicable to dividends and distributions received.

                           DIVIDEND REINVESTMENT PLAN

         All registered holders of the Company's Common Stock have the opportunity to participate in the Company's Dividend Reinvestment Plan (the "Plan"). The First Pennsylvania Bank N.A. (the "Agent") acts on behalf of stockholders electing to participate in the Plan. Within two months from the date of this offering, new stockholders will be mailed supplemental information regarding the Plan, including a form by which they may elect to participate in the Plan and thereby reinvest their dividends and other distributions in additional shares of the Company until termination of such participation. Persons thereafter becoming registered holders of the Company's Common Stock will also be mailed a notice of their right to elect to participate in the Plan. Notice of election to participate in the Plan will apply to a distribution if it is received by the Agent at least 15 days before the record date for such distribution. Brokers and nominees of banks or other financial institutions may elect to be included in the Plan.

         Under the Plan, dividends and other distributions will be automatically invested in additional shares of the Company. Stockholders may, however, terminate their participation in the Plan at any time and elect to receive declared dividends and other distributions in cash by notifying the Agent in writing at least 15 days prior to the record date for such distribution. There will be no penalty or charge for termination of participation in the Plan. Stockholders may rejoin the Plan at any time.

         THE PLAN PRESENTLY OPERATES AS FOLLOWS:

                  Whenever the Company declares a dividend or other distribution, it pays the amount thereof to the Agent on behalf of stockholders under the Plan either (i) in shares of the Company's Common Stock or (ii) in cash which the Agent will use to buy shares in the open market. At the close of business on the fifth trading day preceding the dividend payment date, the Agent will compare the net asset value per share of the Company's Common Stock with the market price (including brokerage commissions) per share of its Common Stock. If such net asset value is lower than market price (including brokerage commissions), the Agent will request payment of the dividend or distribution from the Company in, and the Company will issue, additional shares at net asset value. If the market price (including brokerage commissions) is lower than net asset value, the Agent will request payment from the Company in cash which it will use, to the extent permitted by law, to buy shares of the Company's Common Stock in the open market consistent with the policy of best market price and execution. If, at any time the Agent is purchasing shares of the Company's Common Stock in the open market, the market price (including brokerage commissions) exceeds the net asset value per share determined as of the close of business on such fifth trading day or further purchases are prohibited by law, the Agent will cease open market purchases and, so long as such market price exceeds such net asset value or such prohibition exists, the Agent will request and receive shares of Common Stock from the Company at such net asset value.

                  Since Common Stock will be purchased in the market when market price per share (including brokerage commissions) is lower than net asset value per share, there will be no dilution in the net asset value per share of outstanding Common Stock.

                  The Agent maintains the stockholder's account and furnishes the stockholder with written confirmation of all transactions in the account, including information needed for personal and tax records. There is no direct charge to participants in the Plan except for brokerage commissions and transfer taxes. All other costs of the Plan, except those of registration under applicable securities laws, if any, are borne by the Adviser, although the Plan may be amended to provide for a direct charge to participants. Applicable regulatory requirements may necessitate modifications of the Plan. Moreover, experience under the Plan may indicate that changes are desirable. Accordingly, the Plan may be amended or terminated at any time on 30 days' notice to the Agent, and such notice will become effective as to all distributions by the Company for which the record dates are subsequent to the effective date of such notice.


                             PORTFOLIO TRANSACTIONS

      Decisions to buy and sell securities for the Company, allocation of portfolio transactions, and, if applicable, negotiation of commission rates are made by officers of the Company pursuant to recommendations by the Adviser. Broker-dealers may receive brokerage commissions on portfolio transactions of the Company. The Company from time to time also executes portfolio transactions with broker-dealers acting as principals. The Company does not deal exclusively with any particular broker-dealer or group of broker-dealers. It is the Company's and the Adviser's policy to place orders for the Company's portfolio transactions where the Company can obtain the most favorable prices and the best order execution. In connection with over-the-counter transactions, dealings are directly with a principal market maker except when better prices and order execution are believed to be obtainable elsewhere.

      Unless it has been determined that better price and order execution are available elsewhere, the Adviser may in the allocation of such investment transaction business consider the general research and investment information, assistance in pricing the Company's portfolio securities and other services provided by brokers and dealers, although it has adopted no formula for such allocation. These research and investment information services make available to the Adviser for its analysis and consideration as investment adviser to the Company and to the Adviser's other accounts the views and information of individuals and research staffs of many securities firms. Although such information is useful, it does not necessarily reduce expenses of the Adviser and does not reduce the advisory fee payable to the Adviser by the Company.

      In selecting brokers, no recognition is or will be given to the fact that a broker does or does not maintain deposit balances with the Adviser or transact other business with other departments or affiliates of the Adviser.

      Consistent with the foregoing, underwriters who participated in the Company's 1973 offering and Underwriters and dealers participating in this offering have received, and may continue to receive, commissions resulting from the Company's portfolio transactions. During the fiscal years ended June 30, 1974 and 1975, the Company paid brokerage commissions of $5,660 and $3,668, respectively. Of such amounts, approximately $750 and $2,840, respectively, were paid to broker-dealers who were or are underwriters of the Company's Common Stock. In addition, the Company has executed, and may continue to execute, principal transactions with broker-dealers who were or are underwriters and such broker-dealers may realize profits from such transactions. For information on the Company's annual portfolio turnover rate see "Investment Objectives and Policies-Portfolio Trading".

      The Adviser currently manages individual and institutional trust accounts through its Trust and Asset Management Group. On occasions, when the Adviser deems the purchase or sale of a security to be in the best interests of the Company, as well as other customers, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate orders for the purchase or sale of such security to obtain better order execution and, in some instances, lower brokerage commissions. In such event, allocation of the security purchased or sold, as well as the expenses of the transaction, has been and will be made in a manner which the Adviser believes to be most equitable and consistent with its respective obligations to all participants, including the Company, with due regard to the investment objectives of the participants. Generally, such allocation has been and will be made so that the price paid or received and the expenses of the transactions will be the same for each unit of the security purchased or sold.

         The First Pennsylvania Bank N.A. is the Custodian for the portfolio securities and cash of the Company.

                        VALUATION OF PORTFOLIO SECURITIES

         The net asset value of the Company's Common Stock is determined at the close of business on the last day in each week on which the New York Stock Exchange is open and is computed by dividing the value of all securities plus other assets (including dividends, if any, accrued but not collected), less liabilities (including accrued expenses and any distributions payable but excluding capital and surplus), by the number of the Company's shares outstanding. Listed securities generally are valued at the last sale price on the principal exchange in which they are traded on the day of valuation, or if there was no sale on such day, at the quoted bid price at the time of computation. Securities not listed on an exchange are valued at the bid price at the time of computation. Securities for which market quotations are not readily available (which includes all restricted securities) and other assets are valued on the basis of fair value as determined in good faith by the Company's Board of Directors, although the actual calculations may be made by persons acting pursuant to the directions of the Board.

VALUATION OF RESTRICTED SECURITIES

         In valuing restricted securities, the Board of Directors has and will consider, among other factors, the extent of any discount at the time of acquisition from the market price of comparable publicly traded securities; the estimated period of time during which the securities will not be freely marketable; the estimated expenses of registering or otherwise qualifying the securities for public sale; the estimated underwriting commissions if underwriting would be required to effect a sale; the current yields on comparable securities; the estimated amount of the floating supply of such securities available; the percentage of the issue held by the Company; changes in the financial condition and prospects of the issuer; the existence of merger proposals or tender offers affecting the issuer; and, in addition, other factors affecting fair value. In making valuations, opinions of legal counsel may be relied upon as to whether or not securities are restricted securities and as to the legal requirements for sale.

                           DESCRIPTION OF COMMON STOCK

         All of the Company's Common Stock is of one class and the holders thereof are entitled to share ratably in any dividends and in the assets available for distribution upon liquidation. Holders of Common Stock are entitled to vote at the rate of one vote per share on the election of directors and on all other matters submitted to a vote of the Common Stockholders. The Shares offered hereby, when issued and delivered, will be fully paid and nonassessable. The Common Stock has no preemptive, conversion of redemption rights.

         The voting rights of the Common Stock are noncumulative, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and, in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any director. The First Pennsylvania Bank N.A. serves as Transfer Agent, Dividend Disbursing Agent and Registrar.

                             REPORTS TO STOCKHOLDERS

         The Company mails to its stockholders unaudited quarterly and semi-annual reports and certified annual reports of net asset value per share and income and expense. Each semi-annual and annual report contains a list of the Company's portfolio assets, statements of assets, liabilities and stockholders' equity and the aggregate dollar amount of purchases and sales during the period covered. The federal income tax status of stockholder distributions is reported to stockholders annually.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell, and each of the Underwriters, for whom Thomson & McKinnon Auchincloss Kohlmeyer Inc., City Securities Corporation,
J. J. B. Hilliard - W. L. Lyons, Inc. and Traub and Company, Inc. are acting as representatives, has severally agreed to purchase, the respective number of shares of Common Stock set forth opposite the name of such Underwriter below:

                                                                    NUMBER
UNDERWRITER                                                       OF SHARES
----------------------------------------------------------     ---------------
Thomson & McKinnon Auchincloss Kohlmeyer Inc..............          645,000
City Securities Corporation...............................           50,000
J. J. B. Hilliard - W. L. Lyons, Inc......................           80,000
Traub and Company, Inc....................................           75,000
Reinholt & Gardner........................................           25,000
Raffensperger, Hughes & Co., Inc..........................           25,000
                                                               ---------------
                                                                    900,000

         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the 900,000 Shares offered hereby, if any are taken.

         The Underwriters propose to offer the Shares in part directly to retail purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of 75 cents per Share. After the Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

         The Company has granted to the Underwriters an option for a period of 30 days to purchase up to an aggregate of 90,000 additional Shares of Common Stock at the higher of $13.675 per Share or the net asset value per Share determined within 48 hours prior to the exercise of such option. The Underwriters may exercise such option solely for the purpose of covering any overallotments. If the Underwriters purchase any of the 90,000 Shares, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Shares to be purchased by it as shown in the foregoing table bears to

         The Company and the Adviser have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933. Underwriters and dealers participating in this offering may receive compensation resulting from the Company's portfolio transactions. See "Portfolio Transactions".

                                 LEGAL OPINIONS

         The legality of the Shares offered hereby will be passed upon for the Company by Baker & Daniels, 810 Fletcher Trust Building, Indianapolis, Indiana 46204, and for the Underwriters by Hall, McNicol, Marett & Hamilton, 330 Madison Avenue, New York, New York 10017.

         Baker & Daniels has acted and continues to act as counsel to the Adviser and certain affiliates in various matters. Byron P. Hollett, a partner in such firm, is a director of the Adviser and of its parent, American Fletcher Corporation. As of September 30, 1975, partners and associates of Baker & Daniels and their respective spouses owned beneficially approximately 245 shares of the Company's Common Stock and approximately 15,970 shares of American Fletcher Corporation common stock.

                                     EXPERTS

         The financial statements and schedules of the Company included in this Prospectus, to the extent and for the periods indicated in their report, have been examined by Arthur Andersen & Co., independent public accountants, and are included herein in reliance upon the authority of such firm as experts in giving said report.

                             ADDITIONAL INFORMATION

         This Prospectus omits certain information contained in the Registration Statement which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933 and reference is made to that Registration Statement and the exhibits thereto for further information with respect to the Company and the Shares offered hereby. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected at the principal office of the Commission at 500 North Capitol Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                            PAGE
                                                                                          ---------

Report of Independent Public Accountants...............................................      26

Statements of Assets and Liabilities - Two Years Ended June 30, 1975
     (Audited), and Three Months Ended September 30, 1975 (Unaudited)..................      27

Statements of Sources of Net Assets - Two Years Ended June 30, 1975
     (Audited), and Three Months Ended September 30, 1975 (Unaudited)..................      28

Statements of Changes in Net Assets - Two Years Ended June 30, 1975
     (Audited), and Three Months Ended September 30, 1975 (Unaudited)..................      29

Statements of Operations - Two Years Ended June 30, 1975 (Audited), and
     Three Months Ended September 30, 1974 and 1975 (Unaudited)........................      30

Portfolio of Investments - September 30, 1975 (Unaudited)..............................      31

Portfolio of Investments - June 30, 1975 (Audited).....................................      32

Notes to Financial Statements..........................................................      33



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO CIRCLE INCOME SHARES, INC.

         We have examined the statements of assets and liabilities of CIRCLE INCOME SHARES, INC. (an Indiana corporation) as of June 30, 1975 and 1974, and the related statements of operations, changes in net assets and sources of net assets for the years then ended; and the Schedule (I) of investments in securities of unaffiliated issuers as of June 30, 1975. Our examination was made in accordance with generally accepted auditing standards, and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances, including confirmation of securities owned at June 30, 1975, by correspondence with the custodian and brokers.

         In our opinion, the financial statements and schedule referred to above present fairly the net assets of Circle Income Shares, Inc., at June 30, 1975 and 1974, and the results of its operations and changes in its net assets for the years then ended, in conformity with generally accepted accounting principles applied on a consistent basis during the periods.



                                         ARTHUR ANDERSEN & CO.

Indianapolis, Indiana
July 18, 1975

                           CIRCLE INCOME SHARES, INC.

                      STATEMENTS OF ASSETS AND LIABILITIES

=====================================================================================================================

                                                                                                         SEPTEMBER
                                                                                                         30, 1975
                                                                  JUNE 30, 1974     JUNE 30, 1975       (UNAUDITED)
                                                                 ---------------   ---------------    ---------------
                            ASSETS
Cash.......................................................        $    17,134       $    13,502        $    22,330
Dividends and interest receivable (Note 1C)................            262,446            92,464            317,416
Investments, at market value (Note 1A):
     Certificates of deposit (cost: $3,600,238, -0-, and
       -0-, respectively)..................................          3,600,238               -0-                -0-
     U.S. Government guaranteed and agency obligations (cost:
       $3,834,883, $11,000,000, and $11,000,000 respectively)        3,639,914        11,467,500         11,275,000
     Commercial paper (cost: $5,344,340, $355,000, and
       $125,000, respectively).............................          5,344,340           355,000            125,000
     Long-term corporate notes and debentures (cost:
       $2,162,988, $2,008,625, and $1,183,000, respectively)         1,768,310         2,046,750          1,128,375
     Common stocks (cost: $221,658, -0-, and -0-, respectively)        185,000               -0-                -0-
     Preferred stocks (cost: -0-, $1,647,100, and $2,622,522,
       respectively).......................................                -0-         1,783,375          2,575,625
     Net market value of contracts to purchase Government
       National Mortgage Association Modified Pass-through
       Certificates for future delivery (Note 2)...........           (328,695)            2,031                -0-
              Total investments............................        $14,209,107        15,654,656        $15,104,000
Other assets...............................................              3,719             2,366              1,888
                                                                   -----------       -----------        -----------
Total Assets...............................................        $14,492,406        15,762,988        $15,445,634
                                                                   -----------       -----------        -----------

                          LIABILITIES                                      -0-
Accounts payable - security transactions (Note 2)..........        $                 $                  $    77,500
                                                                           -0-               -0-
Accrued state and federal taxes............................              7,757             6,137              6,278
Other accrued expenses.....................................              9,133             9,575              6,125
Dividends payable (July 8, 1974 - $0.24 per share; July 7,
     1975 - $0.115 per share; October 3, 1975 - $0.10 per
     share)................................................            266,608           129,826            113,350
                                                                   -----------       -----------        -----------
Total Liabilities..........................................        $   283,498       $   145,538        $   203,253
                                                                   -----------       -----------        -----------
Net Assets applicable to outstanding shares of Common Stock,
    $1.00 par value (1,110,866, 1,128,922, and 1,133,494
    outstanding respectively) (See accompanying Statement
    of Sources of Net Assets)..............................        $14,208,908       $15,617,450        $15,242,381
                                                                   ===========       ===========        ===========
Net Assets per share.......................................        $     12.79       $     13.83        $     13.45

             The accompanying notes to financial statements are an integral part of these statements.

=====================================================================================================================

                           CIRCLE INCOME SHARES, INC.

                       STATEMENTS OF SOURCES OF NET ASSETS




=====================================================================================================================

                                                                                                        SEPTEMBER
                                                                                                         30, 1975
                                                                  JUNE 30, 1974     JUNE 30, 1975       (UNAUDITED)
                                                                 ---------------   ---------------    ---------------
                            ASSETS
CAPITAL
Common Stock, $1.00 par value:
    Authorized 5,000,000 Outstanding (1,110,866, 1,128,922,
    and 1,133,494, respectively)                                   $ 1,110,866       $ 1,128,922        $ 1,133,494
Paid-in surplus..............................................       14,041,944        14,260,151         14,318,307
                                                                   -----------       -----------        -----------
          Total capital paid in..............................       15,152,810        15,389,073         15,451,801
Accumulated net realized gain (loss) on investments (Note3)..            4,010          (431,412)          (398,132)
Unrealized appreciation (depreciation) of investments........         (955,000)          643,931            173,478
                                                                   -----------       -----------        -----------
Total Capital................................................       14,201,820        15,601,592         15,227,147

INCOME
Undistributed net investment income..........................            7,088            15,858             15,234
                                                                   -----------       -----------        -----------
Net Assets applicable to outstanding shares..................      $14,208,908      $ 15,617,450       $ 15,242,381
                                                                   ===========       ===========        ===========


              The accompanying notes to financial statements are an integral part of these statements.

=====================================================================================================================

                           CIRCLE INCOME SHARES, INC.

                       STATEMENTS OF CHANGES IN NET ASSETS

====================================================================================================================================

                                                                                                                    QUARTER ENDED
                                                                                                                      SEPTEMBER
                                                                        YEAR ENDED             YEAR ENDED              30, 1975
                                                                       JUNE 30, 1974          JUNE 30, 1975           (UNAUDITED)
                                                                    -------------------    -------------------     -----------------
FROM INVESTMENT ACTIVITIES:
Net investment income......................................             $ 1,315,726            $ 1,377,056            $   338,974
Dividends to shareholders ($1.1837, $1.22, and $0.30 per
     share, respectively) (Note 1C)........................              (1,308,638)            (1,368,286)              (339,598)
                                                                        -----------            -----------            -----------
     Increase (decrease) in undistributed net investment income               7,088                  8,770                   (624)
                                                                        -----------            -----------            -----------
Net realized gain (loss) from security transactions (Notes 1C,
     2 and 3)                                                                77,628               (435,422)                33,280
Distributions to shareholders ($0.0663, -0-, and -0- per
     share, respectively)..................................                 (73,618)                    --
                                                                        -----------            -----------            -----------
     Increase (decrease) in undistributed net realized gains                  4,010               (435,422)                33,280
                                                                        -----------            -----------            -----------
Increase (decrease) in unrealized appreciation of investments              (955,000)             1,598,931               (470,453)
                                                                        -----------            -----------            -----------
     Increase (decrease) in net assets derived from investment
       activities..........................................                (943,902)             1,172,279               (437,797)
                                                                        -----------            -----------            -----------

FROM CAPITAL TRANSACTIONS:
Proceeds from initial public offering of 1,000,000 shares,
     less underwriting discount of $1,200,000, July 3, 1973              13,800,000                     --                     --
Proceeds from the sale of 100,000 shares pursuant to over
     allotment provisions, less underwriting discount of
     $120,000, July 26, 1973...............................               1,380,000                     --                     --
Expenses of stock issuance deducted from surplus...........                (178,921)                    --                     --
Proceeds from the issuance of shares at net asset value
     pursuant to the Dividend Reinvestment Plan (10,793,
     18,056, and 4,572 shares, respectively)...............                 150,724                236,263                 62,728
                                                                        -----------            -----------            -----------
     Net increase (decrease) in net assets derived from
       capital transactions................................              15,151,803                236,263                 62,728
                                                                        -----------            -----------            -----------
Net increase (decrease) in net assets......................              14,207,901              1,408,542               (375,069)

NET ASSETS:
Beginning of period........................................                   1,007             14,208,908             15,617,450
                                                                        -----------            -----------            -----------
End  of period (including undistributed net investment income
     of $7,088, $15,858, and $15,234, respectively)........             $14,208,908            $15,617,450            $15,242,381
                                                                        ===========            ===========            ===========

              The accompanying notes to financial statements are an integral part of these statements.

====================================================================================================================================

                           CIRCLE INCOME SHARES, INC.

                            STATEMENTS OF OPERATIONS

====================================================================================================================================

                                                                                                         QUARTER          QUARTER
                                                                                                          ENDED            ENDED
                                                                                                        SEPTEMBER        SEPTEMBER
                                                                 YEAR ENDED          YEAR ENDED          30, 1974         30, 1975
                                                                JUNE 30, 1974      JUNE 30, 1975       (UNAUDITED)      (UNAUDITED)
                                                               ----------------    ---------------     -------------    ------------
INVESTMENT INCOME:
Income:
     Interest..............................................       $ 1,449,511       $  1,427,618        $  390,767      $   314,476
     Dividends.............................................             4,550             82,665            10,575           59,863
                                                                  -----------       ------------        ----------      -----------
               Total Income................................       $ 1,454,061       $  1,510,283        $  401,342      $   374,339
                                                                  -----------       ------------        ----------      -----------

Expenses:
     Investment advisory fee (Note 5)......................       $    49,034       $     46,320        $    9,991      $    12,920
     State and federal income taxes (Note 1B)..............            26,812             25,433             6,576            6,278
     Transfer and dividend disbursing agent fee............            17,994             19,452             4,854            4,872
     Directors fees and expenses...........................            10,400             10,643             2,646            2,570
     Custodian fees and expenses...........................             9,684              8,619             2,712            2,118
     Printing..............................................             5,023              6,148             2,502            1,654
     Mailing expenses......................................             7,377              5,617             1,432            1,992
     Accountants fees......................................             5,000              5,500               651            1,375
     Miscellaneous.........................................             7,011              5,495             1,553            1,586
                                                                  -----------       ------------        ----------      -----------
               Total Expenses..............................       $   138,335       $    133,227        $   32,917      $    35,365
                                                                  -----------       ------------        ----------      -----------
Net Investment Income......................................       $ 1,315,726       $  1,377,056        $  368,425      $   338,974
                                                                  ===========       ============        ==========      ===========

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Realized gain (loss) from security transactions:
     Proceeds from sales...................................       $ 4,094,420       $ 23,739,489        $8,676,461      $ 4,616,005
     Cost of securities sold...............................        (4,015,661)       (24,174,911)        9,440,750       (4,582,725)
                                                                  -----------       ------------        ----------      -----------
                                                                       78,759           (435,422)        (764,289)           33,280
Provision for income taxes (Note1B)........................            (1,131)                --               --                --
                                                                  -----------       ------------        ----------      -----------
     Net realized gain (loss) (Note2)......................       $    77,628       $   (435,422)       $(764,289)      $    33,280
                                                                  -----------       ------------        ----------      -----------
Unrealized appreciation (depreciation) of investments:
     Beginning of period...................................       $        --       $   (955,000)       $(955,000)      $   643,931
     End of period.........................................          (955,000)           643,931         (616,766)          173,478
                                                                  -----------       ------------        ----------      -----------
Increase (decrease) in unrealized appreciation.............       $  (955,000)      $  1,598,931        $ 338,234       $  (470,453)
                                                                  -----------       ------------        ----------      -----------
Net realized and unrealized gain (loss) on investments.....       $  (877,372)      $  1,163,509        $(426,055)     $   (437,173)
                                                                  ===========       ============        ==========     ============




                 The accompanying notes to financial statements are an integral part of these statements.

====================================================================================================================================

                           CIRCLE INCOME SHARES, INC.

                            PORTFOLIO OF INVESTMENTS*
                               SEPTEMBER 30, 1975
                                   (UNAUDITED)

====================================================================================================================================

                                                                         PRINCIPAL AMOUNT
                                                                           OR NUMBER OF
                                                                              SHARES                 COST                MARKET
                                                                         ------------------      ------------        --------------
U.S. GOVERNMENT GUARANTEED OBLIGATIONS (74.65%)
U.S. Government Guaranteed Department of Defense 9 3/4% Notes,
     Series H, due 6/30/94.................................                  $9,000,000           $ 9,000,000          $ 9,225,000
U.S. Government Guaranteed Department of Defense 9 3/4% Notes,
     Series I, due 6/30/94.................................                   2,000,000             2,000,000            2,050,000
                                                                                                  -----------          -----------
Total U.S. Government Guaranteed Obligations...............                                       $11,000,000          $11,275,000
                                                                                                  -----------          -----------

COMMERCIAL PAPER (.83%)
Ford Motor Credit Company 6 1/4%, due 10/3/75..............                  $  125,000           $   125,000          $    125,000
                                                                                                  -----------          -----------
Total Commercial Paper.....................................                                       $   125,000          $    125,000
                                                                                                  -----------          -----------

LONG-TERM CORPORATE NOTES AND DEBENTURES (7.47%)
International Telephone & Telegraph Corporation 11% Notes,
     due 7/1/82                                                              $  500,000           $   500,000          $   533,125
Reliance Group, Inc. 9 7/8% Senior Subordinated Debentures,
     due 9/1/98                                                                 400,000               308,000              231,500
United Telecommunications, Inc. 11% Debentures, due 4/15/00                     375,000               375,000              363,750
                                                                                                  -----------          -----------
Total Long-Term Corporate Notes and Debentures.............                                       $ 1,183,000          $  1,128,375
                                                                                                  -----------          -----------

PREFERRED STOCKS (17.05%)
Arkansas Power and Light Company 10.60%, $100 par, cumulative,
     sinking fund..........................................                  $    3,500           $   355,022          $   334,250
Columbus & Southern Ohio Electric Company 10.52%, $100 par,
     cumulative, sinking fund..............................                       5,000               500,000              480,000
Florida Power Corp. 10%, $100 par, cumulative, sinking fund                       5,000               480,000              462,500
Niagara Mohawk Power Corporation 11 3/4% Series, $100 par,
     cumulative, sinking fund..............................                       5,500               550,000              544,500
Pennsylvania Electric Company 11.72%, Series J, $100 par,
     cumulative, sinking fund..............................                       5,000               500,000              505,000
Texas Eastern Transmission Corporation $2.875 Series, cumulative,
     sinking fund..........................................                       9,500               237,500              249,375
                                                                                                  -----------          -----------
Total Preferred Stocks.....................................                                       $ 2,622,522          $ 2,575,625
                                                                                                  -----------          -----------
TOTAL INVESTMENTS..........................................                                       $14,930,522          $15,104,000
                                                                                                  ===========          ===========




               The accompanying notes to financial statements are an integral part of these statements.

====================================================================================================================================

* See Appendix B for PORTFOLIO OF INVESTMENTS-NOVEMBER 18, 1975 (UNAUDITED)

                           CIRCLE INCOME SHARES, INC.

                            PORTFOLIO OF INVESTMENTS
                                  JUNE 30, 1975

====================================================================================================================================

                                                                      PRINCIPAL AMOUNT
                                                                        OR NUMBER OF
                                                                           SHARES                  COST                MARKET
                                                                      ------------------     -----------------     ---------------
U.S. GOVERNMENT GUARANTEED OBLIGATIONS (73.25%)
U.S. Government Guaranteed Department of Defense 9 3/4% Notes,
     Series H, due 6/30/94.......................................           $ 9,000,000          $ 9,000,000         $ 9,382,500
U.S. Government Guaranteed Department of Defense 9 3/4% Notes,
     Series I, due 6/30/94.......................................             2,000,000            2,000,000           2,085,000
                                                                                                 -----------         -----------
Total U.S. Government Guaranteed Obligations.....................                                $11,000,000         $11,467,500
                                                                                                 -----------         -----------
COMMERCIAL PAPER (2.27%)
American Express Credit Corp.  6 1/4%, due 7/7/75................           $   355,000          $   355,000         $   355,000
                                                                                                 -----------         -----------
Total Commercial Paper...........................................                                $   355,000         $   355,000
                                                                                                 -----------         -----------

LONG-TERM CORPORATE NOTES AND DEBENTURES (13.08%)
Gulf & Western Industries, Inc. 7% Subordinated Debentures,
     Series B, due 7/1/03........................................           $   500,000          $   325,625         $   328,125
International Telephone & Telegraph Corporation 11% Notes,
     due 7/1/82..................................................               500,000              500,000             539,375
Quebec Hydro-Electric Commission 10.70% Debentures, Series CM,
     due 8/1/99..................................................               500,000              500,000             535,000
Reliance Group, Inc. 9 7/8% Senior Subordinated Debentures,
     due 9/1/98..................................................               400,000              308,000             258,000
United Telecommunications, Inc. 11% Debentures, due 4/15/00......               375,000              375,000             386,250
                                                                                                 -----------         -----------
Total Long-Term Corporate Notes and Debentures...................                                $ 2,008,625         $ 2,046,750
                                                                                                 -----------         -----------

PREFERRED STOCKS (11.39%)
Columbia Gas System, Inc. 11 1/4%, Series A, $50 par, cumulative,
     sinking fund................................................           $     8,000          $   400,000         $   441,000
Niagara Mohawk Power Corporation 10.60% Series, $100 par,
     cumulative, sinking fund....................................                 6,000              509,600             578,250
Pennsylvania Electric Company 11.72%, Series J, $100 par,
     cumulative, sinking fund....................................                 5,000              500,000             510,000
Texas Eastern Transmission Corporation $2.875 Series, cumulative,
     sinking fund................................................                 9,500              237,500             254,125
                                                                                                 -----------         -----------
Total Preferred Stocks...........................................                                $ 1,647,100         $ 1,783,375
                                                                                                 -----------         -----------
NET MARKET VALUE OF CONTRACTS (.01%)
Discounted unrealized gain in contracts to purchase $3,000,000 principal amount of Government National Mortgage Association
     8% Modified Pass-through Certificates for delivery in November
     and December, 1975..........................................                                                    $     2,031
                                                                                                                     -----------
Total Equity in Contracts........................................                                                    $     2,031
                                                                                                                     -----------
TOTAL INVESTMENTS................................................                                $15,010,725         $15,654,656
                                                                                                 ===========         ===========


                    The accompanying notes to financial statements are an integral part of this statement.

====================================================================================================================================


                           CIRCLE INCOME SHARES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 TWO FISCAL YEARS ENDED JUNE 30, 1975 (AUDITED),
         AND THREE MONTHS ENDED SEPTEMBER 30, 1974 AND 1975 (UNAUDITED)

===============================================================================

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

         The Company is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end management company. The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

(A) SECURITY VALUATION

         Investments in securities traded on a national securities exchange are valued at the closing price on the last business day of the period; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price; short-term notes are stated at cost, which approximates market value.

(B) FEDERAL INCOME TAXES

         It is the Company's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Provisions for federal income taxes have been made on that income which was not distributed within the required time period.

(C) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME

         Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and distributions to shareholders are recorded on the record date. Realized gains and losses on security transactions are determined on the basis of identified cost.

NOTE 2. CONTRACTS TO PURCHASE

         The unrealized loss of $328,695 at June 30, 1974, represents the discounted difference between the market value and the contract price for $10,500,000 principal amount of 8% - 8 3/4% Government National Mortgage Association Modified Pass-through Certificates purchased for settlement in September, October, November and December of 1974. Of these issues, the Company sold $2,000,000 principal amount with a resulting gain of $2,500 realized for settlement in December, 1974. The aggregate purchase price of the remaining contracts was $8,236,250.

         The unrealized gain of $2,031 at June 30, 1975, represents the discounted difference between the market value and the contract price for $3,000,000 principal amount of 8% Government National Mortgage Association Modified Pass-through Certificates purchased for settlement in November and December of 1975. The aggregate purchase price of the contracts was $2,847,500. During the quarter ended September 30, 1975, the Company disposed of these contracts, with a resulting loss of $77,500 for settlement in November and December, 1975.

===============================================================================

                           CIRCLE INCOME SHARES, INC.

                TWO FISCAL YEARS ENDED JUNE 30, 1975 (AUDITED),
         AND THREE MONTHS ENDED SEPTEMBER 30, 1974 AND 1975 (UNAUDITED)

================================================================================

NOTE 3. DIVIDENDS AND DISTRIBUTIONS OF CAPITAL GAINS

         Net realized gains from security transactions, if any, are distributed to shareholders at the close of the fiscal year. A distribution of $0.0663 per share, aggregating $73,618, was paid from net realized short- and long-term gains from security transactions during fiscal 1974. The distribution was paid on July 8, 1974, to each shareholder of record on June 21, 1974. A total of $4,010 in net long-term capital gain was, after the payment of $1,131 in Federal Income Tax attributable directly to the long-term capital gain, retained by the Company at June 30, 1974.

         During the fiscal year ended June 30, 1975, the Company realized an aggregate net loss from security transactions in the amount of $435,422; of this amount, $348,581 consisted of net short-term capital loss and $86,841 consisted of net long-term capital loss, as those terms are defined in the Internal Revenue Code. The Internal Revenue Code permits a regulated investment company to carry unused capital losses forward for five years; thus, the $435,422 of net capital loss realized during fiscal 1975 will be used by the Company to offset any net capital gain which may be realized between July 1, 1975 and June 30, 1980. No distributions of future net capital gain on investments, if any, will be made to shareholders until the loss carryforward is offset.

         The $431,412 and $398,132 shown as "Accumulated Realized Loss on Investments" at June 30, 1975, and September 30, 1975, respectively, constitutes the net capital gain and loss from security transactions, less the capital gain dividend distributed to shareholders and taxes attributable to long-term capital gain, retained by the Company from the Company's inception.

NOTE 4. PURCHASES AND SALES OF SECURITIES.

         Purchases and sales of securities aggregated $119,078,278 and $7,656,091, respectively, for the fiscal year ended June 30, 1974; $63,653,375 and $21,819,276, respectively, for the fiscal year ended June 30, 1975; $23,181,778 and $8,656,118, respectively, for the quarter ended September 30, 1974; and $3,260,023 and $1,846,005, respectively, for the quarter ended September 30, 1975.

         The identified cost of investments at June 30, 1974, June 30, 1975, September 30, 1974, and September 30, 1975 was $15,164,107, $15,010,725,
$14,355,578 and $14,930,522, respectively. Had the average cost basis been used for financial statement purposes, net realized gain (loss) and unrealized appreciation (depreciation) would have been the same.

NOTE 5. INVESTMENT ADVISORY FEE

         The Company paid and/or accrued fees for investment management of $49,034 or 0.32% of average net assets during the fiscal year ended June 30, 1974; $46,320 or 0.31% of average net assets during the fiscal year ended June 30, 1975; $9,991 or 0.07% of average net assets during the quarter ended September 30, 1974; and $12,920 or 0.08% of average net assets during the quarter ended September 30, 1975, to American Fletcher National Bank and Trust Company. The fee is based on average weekly net assets at the annual rate of approximately one-half of one percent on the first $50 million and four-tenths of one percent on the excess over $50 million.


================================================================================

                           CIRCLE INCOME SHARES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONCLUDED)

                 TWO FISCAL YEARS ENDED JUNE 30,1975 (AUDITED),
         AND THREE MONTHS ENDED SEPTEMBER 30, 1974 AND 1975 (UNAUDITED)

================================================================================

NOTE 5. INVESTMENT ADVISORY FEE (CONTINUED)

         The advisory fee is subject to reduction in any year in which annual expenses, including the advisory fee but excluding certain other expenses, exceed three-quarters of one percent of the average weekly net assets of the Company during the year to date. In addition, the adviser pays all expenses in connection with the dividend reinvestment plan of the Company. No other fees were received by the adviser from the Company. During the periods ended June 30, 1974, June 30, 1975 and September 30, 1975, an aggregate of $27,895, $25,543 and
$6,374, respectively, in advisory fees were waived by the adviser. Of such amounts, $14,208, $11,061 and $6,374, respectively, were waived by the adviser in excess of fees required to be waived under the Investment Advisory Contract.



































================================================================================

                                   APPENDIX A

               DESCRIPTION OF FOUR HIGHEST CORPORATE BOND RATINGS



Moody's Investors Services, Inc. describes its four highest ratings as follows:

         "Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as 'gilt edge.' Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues."

         "Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities."

         "Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future."

         "Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well."

         Standard & Poor's Corporation describes its four highest ratings as follows:

         "Bonds rated AAA are highest grade obligations. They possess the ultimate degree of protection as to principal and interest. Marketwise they move with interest rates, and hence provide the maximum safety on all counts."

         "Bonds rated AA also qualify as high grade obligations, and in the majority of instances differ from AAA issues only in small degree. Here, too, prices move with the long term money market."

         "Bonds rated A are regarded as upper medium grade. They have considerable investment strength but are not entirely free from adverse effects of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior, but to some extent, also economic conditions."

         "The BBB, or medium grade category is borderline between definitely sound obligations and those where the speculative element begins to predominate. These bonds have adequate asset coverage and normally are protected by satisfactory earnings. Their susceptibility to changing conditions, particularly to depressions, necessitates constant watching. Marketwise, the bonds are more responsive to business and trade conditions than to interest rates. This group is the lowest which qualifies for commercial bank investment."

                                   APPENDIX B

                           CIRCLE INCOME SHARES, INC.

                            PORTFOLIO OF INVESTMENTS

                                NOVEMBER 18,1975
                                   (UNAUDITED)

====================================================================================================================================

                                                                       PRINCIPAL AMOUNT
                                                                         OR NUMBER OF
                                                                            SHARES                 COST                MARKET
                                                                      ------------------     -----------------     ----------------
U.S. GOVERNMENT GUARANTEED OBLIGATIONS (75.03%)
U.S. Government Guaranteed Department of Defense 9 3/4% Notes,
     Series H, due 6/30/94.........................................          $ 9,000,000          $ 9,000,000          $9,270,000
U.S. Government Guaranteed Department of Defense 9 3/4% Notes,
     Series I, due 6/30/94.........................................            2,000,000            2,000,000           2,060,000
                                                                                                  -----------          ----------
Total U.S. Government Guaranteed Obligations.......................                               $11,000,000          $11,330,000
                                                                                                  -----------          ----------

LONG-TERM CORPORATE NOTES AND DEBENTURES (7.64%)
Indiana & Michigan Electric Company 11% First Mortgage Bonds,
     due 9/1/83....................................................          $   500,000          $   511,375          $  516,875

Reliance Group, Inc. 9?% Senior Subordinated Debentures,
due 9/1/98.........................................................              400,000              308,000             256,000
United Telecommunications, Inc. 11% Debentures, due 4/15/00........              375,000              375,000             380,625
                                                                                                  -----------          ----------
Total Long-Term Corporate Notes and Debentures.....................                               $ 1,194,375          $ 1,153,500
                                                                                                  -----------          ----------

PREFERRED STOCKS (17.33%)
Arkansas Power and Light Company 10.60%, $100 par, cumulative,
     sinking fund..................................................          $     3,500          $   355,022         $   329,875
Columbus & Southern Ohio Electric Company 10.52%, $100 par,
     cumulative, sinking fund......................................                5,000              500,000             505,000
Florida Power Corp. 10%, $100 par, cumulative, sinking fund........                4,500              432,000             444,375
Niagara Mohawk Power Corporation 11 3/4% Series, $100 par,
     cumulative, sinking fund......................................                5,500              550,000             569,250
Pennsylvania Electric Company 11.72%, Series J, $100 par,
     cumulative, sinking fund......................................                5,000              500,000             510,000
Texas Eastern Transmission Corporation $2.875 Series, cumulative,
     sinking fund..................................................                9,500              237,500             257,688
                                                                                                  -----------         -----------
Total Preferred Stocks.............................................                               $ 2,574,522         $ 2,616,188
                                                                                                  -----------         -----------
TOTAL INVESTMENTS..................................................                               $14,768,897         $15,099,688
                                                                                                  ===========         ===========






===================================================================================================================================



===============================================================================    ==============================================

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS
PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER                    900,000 SHARES
THAN THE REGISTERED SECURITIES TO WHICH IT RELATES NOR AN OFFER TO ANY PERSON IN
ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS
PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT TO ITS DATE.                                                                    CIRCLE INCOME
                                                                                                     SHARES, INC.

                       --------------

                                                                                                     COMMON STOCK

                    TABLE OF CONTENTS                                                                 ----------
                                                           PAGE
                                                        ---------                                     PROSPECTUS
     Summary Information...........................          2
     Circle Income Shares, Inc.....................          3                                        ----------
     Per Share Income and Capital Changes..........          3
     Dividends.....................................          4                                    THOMSON & MCKINNON
     Net  Asset  Values  and  Market  Prices of                                               AUCHINCLOSS KOHLMEYER INC.
          Common Stock.............................          5                               CITY SECURITIES CORPORATION
     Use of Proceeds...............................          6                                    J. J. B. HILLIARD -
     Capitalization................................          6                                     W. L. LYONS, INC.
     American Fletcher National Bank and Trust                                                  TRAUB AND COMPANY, INC.
          Company..................................          6
     Investment Objectives and Policies............          6
     Investment Restrictions.......................         10
     Investment Advisory Contract..................         12
     Management....................................         15
     Taxes and Distributions.......................         18
     Dividend Reinvestment Plan....................         19
     Portfolio Transactions........................         20
     Valuation of Portfolio Securities.............         21
     Description of Common Stock...................         21
     Reports to Stockholders.......................         22
     Plan of Distribution..........................         22
     Legal Opinions................................         23
     Experts.......................................         23
     Additional Information........................         24
     Index to Financial Statements.................         25
     Appendix A....................................         36
     Appendix B....................................         37

===============================================================================    ==============================================
